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                                                                     Exhibit 4.1


          Amendment Dated April 7, 1998 to National Dentex Corporation
                          1992 LONG TERM INCENTIVE PLAN


The first sentence of Section 2 of the Long Term Incentive Plan (the "LTIP") has been amended to read in its entirety as follows:

              "The maximum aggregate number of shares of Stock reserved and available for distribution under the LTIP shall be 485,000 shares of Stock."*

*Balance of Plan incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 filed on December 20, 1993 (File No. 33-70440).